EXHIBIT 10.28.1

        GRAFTECH INTERNATIONAL LTD. HAS CLAIMED CONFIDENTIAL TREATMENT OF PORTIONS OF THIS DOCUMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

AMENDMENT NO. 2

THIS AMENDMENT is made effective as of January 1, 2005 (‘The Effective Date”) by and among (1) CONOCOPHILLIPS COMPANY (“Seller”), successor by merger to Conoco Inc., of 600 North Dairy Ashford Road, Houston, Texas 77079; and (2) UCAR CARBON COMPANY INC. (“UCARINC”), AND UCAR S.A. (together with UCARINC, “Buyer”) of _____________________________________________ (each a “Party” and together “the Parties”) and amends an Agreement (the “Agreement”) AMONG THE Parties entered as of January 1, 2001, in the following particulars:

     1.        Section 2.1 of the Agreement is amended to add the following text at the end of the paragraph:

Notwithstanding the foregoing, Seller agrees to supply the following minimum quantities for the year *:

Grade * — * kmt Grade * — * kmt”

     2.        Section 5.3.1A of the Agreement is amended to read as follows:

“ A. For the year * the prices to be used for invoicing and payment for Coke supplied under this Agreement will be fixed at the following:

“Grade * — $* per metric ton “Grade * — $* per metric ton “Grade * — $* per metric ton

For the year 2004 the prices to be used for invoicing and payment for Coke supplied under this Agreement will be fixed at the following:

“Grade * — $* per metric ton “Grade * — $* per metric ton “Grade * — $* per metric ton

For the year * the prices to be used for invoicing and payment for Coke supplied under this Agreement will be fixed at the following:

“Grade * — * per metric ton “Grade * — * per metric ton “Grade * — * per metric ton”

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

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     3.        Section 5.3.1B of the Agreement is amended to read as follows:

“B. For the quarters beginning *, and ending *, and from and after the quarter beginning on *, the prices to be used for invoicing for Coke supplied during each quarter will be adjusted on a quarterly basis as described in Sections 5.3.3 and 5.3.4 hereof.”

     4.         Section 5.4 of the Agreement is amended to read as follows:

Section 5.4 Additional Procedures. The * shall accumulate on a net basis from quarter to quarter (except during * and *, when no * shall be made or accrue) and, for ease of administration, the * applicable under this Agreement shall be aggregated with the * applicable under the concurrent Agreement of even date herewith made between ConocoPhillips Company as seller and UCARINC as buyer for the sale and purchase of Coke produced at ConocoPhillips Company's Lake Charles Refinery (“the Lake Charles Agreement”) and shall be administered for the purposes of this present Agreement as if the aggregated * accumulated under the Lake Charles Agreement. Whenever the net accumulated amount of the aggregated * exceeds $* then, within * business days after such excess is determined, an amount equal to the excess over $* shall be paid by the advantaged entity (meaning here ConocoPhillips or UCARINC as the case may require) to the other and receipt of such payment by the entity receiving the same shall be a good and sufficient discharge of the liability of Seller or Buyer (as the case may be) for payment of so much of the amount so paid as may have become due and payable pursuant to this present Agreement alone.

     5.        Section 12.1 of the Agreement is amended by adding the following paragraph D:

“D. in the event that on or before *, the Parties have not agreed upon a pricing structure and revised pricing structure to become effective *.”

     6.     Section 12.2 of the Agreement is amended by added the following section 12.2.4:

“12.2.4 In the case of notices given pursuant to section 12.1.D, 30 days after such notice is given, or at such later date as may be specified in that notice by the Party giving it, but no earlier than *.”

     7.     The introductory clause of Section 12.3 of the Agreement is amended to read as follows:

“12.3 In the event of termination pursuant to Section 12.l.A, 12.1.B, or 12.1.D (but not Section 12.1.C), Seller and Buyer shall

* CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FURNISHED SEPARATELY TO THE COMMISSION

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enter into a replacement agreement providing for the supply and purchase of Coke on terms corresponding with the terms and provisions of this present Agreement mutatis mutandis save that”

Except as provided above, the Agreement remains in full force and effect according to its terms.

CONOCOPHILLIPS COMPANY By:/s/ John G. Gott Date: October 28, 2004	UCAR CARBON COMPANY INC. By:/s/ Curt Miller Date: October 28, 2004

UCAR S.A.

By:/s/ Petrus Barnard

Date: October 28, 2004

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